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                                                                    Exhibit 10.6

                              CONSULTING AGREEMENT

        THIS CONSULTING AGREEMENT is made and entered into as of the 30th day of July, 1996, by and between TALQUIN DEVELOPMENT COMPANY, a Florida corporation (the "Corporation"), and MISSION DEVELOPMENT COMPANY, a Texas corporation (the "Consultant").


                              W I T N E S S E T H:

        WHEREAS, the Consultant (through its employees and personnel) has significant background and experience in the planning, designing and preliminary development of real estate projects; and

        WHEREAS, the Corporation would like to avail itself of the services of the Consultant during the next several months, and the Consultant is willing to provide services to the Corporation, all in accordance with the terms and conditions of this Agreement.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Agreement, the parties hereby agree as follows:

        1. Engagement. The Corporation hereby engages the Consultant to provide certain real estate related consulting services as described in more detail in Section 3, and the Consultant hereby accepts such engagement, upon the terms and subject to the conditions set forth in this Agreement. Such engagement shall be for the Term (as herein defined).

        2. Term. The term of this Agreement (the "Term") shall begin as of the date first above written (the "Effective Date"), and it shall terminate on the date eight months from the Effective Date, unless sooner terminated as provided in this Agreement.

        3.      Duties.

                (a) The scope of the services to be provided by the Consultant shall be subject to the mutual agreement of the parties, but in all events shall include the following (but only to the extent that the Corporation has not previously completed or arranged for the completion of the particular service);

                        (i)     identification, negotiation and other
assistance to the Corporation with respect to the selection and retention of
MPF Research or a comparable company to conduct a complete market study of the St. Petersburg area, and coordination and supervision of such study;
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        (ii)    formulation of a conceptual development program for each of the
9th Street and Carillon sites, including the timing and phasing of development, proposed unit mix and floor plan, proposed amenity package and projected rental rates;

        (iii) with respect to the 9th Street property, working with the existing, permitted site plan to accommodate the desired unit plans and amenity package; identification, negotiation and other assistance to the Corporation with respect to the selection and retention of third party consultants to provide environmental soils, sound, wetlands and other required reports; identification, negotiation and other assistance to the Corporation with respect to the selection and retention of architect, civil engineer, MEP, landscape architect and interior designer for Phase I of the project; coordination and supervision of the activities of all such professionals; assistance in preparation of a Phase II Feasibility Package; and assistance in the preliminary coordination of Phase III working drawings;

        (iv) with respect to Phase II of the Carillon project, working with the existing, permitted site plan to accommodate the desired unit plans and amenity package; working with sound consultant, land planner and architect to provide a preliminary site plan and a conceptual development plan; identification, negotiation and other assistance to the Corporation with respect to the selection and retention of third party consultants to provide environmental, soils, sound, wetlands and other required reports; and coordination and supervision of the activities of all such professionals;

        (v) assisting the Corporation in identifying and developing offsite amenities to the 9th Street and Carillon projects, including without limitation a health and/or fitness center; and

        (vi) assisting the Corporation in connection with the formulation of the organizational structure of its development activities, the interviewing of candidates for the position of Vice President of Development, the formulation of proposed operating budgets, and the formulation of capital expenditures budgets and project capitalization structure.

   (b) In performing its duties, the Consultant shall have no authority to enter into contracts on behalf of the Corporation, to establish the terms and conditions by which a third party is to provide services to the Corporation, or otherwise to bind the Corporation, in each instance without the prior express consent and authorization of the Corporation.

   (c) The Consultant is retained by the Corporation only for the purposes of and to the extent set forth in this Agreement, and its relationship with the Corporation shall, during the Term of this Agreement, be that of an independent contractor.

   (d) The Consultant's obligation under this Agreement shall be to use its best judgments and efforts in furthering the interests of the Corporation. The Consultant's responsibilities will be limited to the duties specifically provided herein, and no additional duties or responsibilities will be implied. The Consultant will have no obligation for failure or inadequacy of performance, except in the case of the Consultant's gross negligence, fraud or bad faith or the breach by the Consultant of an express undertaking contained in this Agreement, even if the Consultant otherwise would be liable because of negligence or strict liability. The Consultant will have no liability for


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performance by other persons, even if such other persons are recommended by the
Consultant, or for any recommendation made by the Consultant in good faith.

        (e) The Corporation hereby agrees to indemnify, defend and hold harmless the Consultant and its officers, directors, shareholders, employees and agents from and against any and all claims or actions or proceedings against any one or more of them arising out of or related to the performance by the Consultant of its duties and responsibilities under this Agreement and all related losses, liabilities, damages, judgments, settlements and costs and expenses ( including court costs and fees and disbursements of attorneys and other professionals), except to the extent such claims, actions or other proceedings result from the gross negligence, fraud or bad faith of the Consultant or the breach by the Consultant of an express undertaking contained in this Agreement. The Consultant hereby agrees to indemnify, defend and hold harmless the Corporation and its officers, directors, shareholders, employees and agents from and against any and all claims or actions or proceedings against any one or more of them arising out of or related to the performance by the Consultant of its duties and responsibilities under this Agreement and all related losses, liabilities, damages, judgments, settlements and costs and expenses (including court costs and fees and disbursements of attorneys and other professionals), but only to the extent such claims, actions or other proceedings result from the gross negligence, fraud or bad faith of the Consultant or the breach by the Consultant of an express undertaking contained in this Agreement.

     4. EXTENT OF SERVICES. During the Term, the Consultant shall devote such of its time, energy and attention to the benefit and business of the Corporation as shall be necessary to fulfill its duties and responsibilities under this Agreement. Subject to the limitations contained in Section 9, the Consultant may undertake outside business activities so long as such business activities do not in any manner violate any of the other provisions of this Agreement, or otherwise materially impair the ability of the Consultant to fulfill its duties and responsibilities under this Agreement.

     5. COMPENSATION.

        (a) The Corporation shall pay to the Consultant, as compensation for all services rendered by the Consultant under this Agreement, an aggregate amount of $400,000 payable as follows: $200,000 upon execution of this Agreement; $100,000 on September 1, 1996; and $100,000 on October 1, 1996.

        (b) In addition to the compensation provided under paragraph (a) of this
Section 5, the Corporation shall reimburse the Consultant for its direct out-of-pocket expenses for travel, long distance telephone, Federal Express and similar services incurred in the performance by the Consultant of its duties and responsibilities under this Agreement, provided in all instances that the Consultant complies with the Corporation's expense accounting procedures as from time to time in effect.

        (c) Because the Consultant is being engaged as an independent contractor, the Corporation shall not withhold from the compensation paid hereunder to the Consultant any amount in respect of income taxes, employment and self employment taxes, FICA, and similarities. The Consultant shall be responsible for the payment of all such amounts for itself and its employees.


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        (d)  Neither the Consultant nor any of its employees shall not be considered by reason of the provisions of this Agreement or otherwise as being an employee of the Corporation or as being entitled to participate in the plans, arrangements or distributions by the Corporation pertaining to or in connection with any pension, stock, bonus, profit sharing or similar plans or benefits for the Corporation's employees.

        (e) The Corporation shall provide the Consultant with one furnished office and/or conference room at the Corporation's principal place of business in St. Petersburg for use by the Consultant's personnel. The Corporation shall have no obligation to provide the Consultant with office personnel, equipment or other items, or any other office space.

    6.  TERMINATION ON DEATH OR PERMANENT DISABILITY OF PRINCIPAL.

        (a) The Term of this Agreement shall terminate upon the death of W. Michael Doramus ("Doramus") or upon any other termination of the employment arrangement between the Consultant and Doramus. In such event, the Consultant shall be entitled to an equitable portion of the compensation provided under
Section 5(a) and reimbursement of previously incurred expenses as provided in
Section 5(b).

        (b) (i) The Term of this Agreement shall terminate upon the permanent disability of Doramus. In such event, the Consultant shall be entitled to an equitable portion of the compensation provided under Section 5(a) and reimbursement of previously incurred expenses as provided in Section 5(b).

             (ii) The term "permanent disability" as used in this Agreement shall mean the inability of Doramus, as determined by the Board of Directors of the Corporation or as certified by Doramus' physician, by reason of physical or mental disability to perform the duties required of the Consultant under this Agreement during a period of at least thirty (30) consecutive days. Upon the determination of permanent disability, the Board of Directors of the Corporation or Doramas (or his guardian or other similar representative) may terminate the Consultant's engagement under this Agreement upon ten (10) days' prior written notice.

    7.  OTHER TERMINATIONS.

        (a) The Corporation may terminate the engagement of the Consultant hereunder and the Term of this Agreement, without notice, (i) upon the Consultant's failure to exercise reasonable judgment and efforts in carrying out its duties hereunder or (ii) upon the Consultant's breach of any material provision of this Agreement.

        (b) The Corporation also may terminate the engagement of the Consultant hereunder and the Term of this Agreement, without notice, upon the occurrence of any of the following events:


             (i) the liquidation or dissolution of the Consultant; the suspension of the business of the Consultant; the filing by the Consultant of a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under the United States

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Bankruptcy Code, as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, or any other action of the Consultant indicating its consent to, approval of or acquiescence in, any such petition or proceeding; the application by the Consultant for the appointment, or the appointment by consent or acquiescence of the Consultant of, a receiver, a trustee or a custodian of the Consultant for all or a substantial part of its property; the making by the Consultant of any assignment for the benefit of creditors; the admission by the Consultant in writing of its inability to pay its debts as they mature; or the Consultant taking any corporate action to authorize any of the foregoing;

                        (ii) the filing of an involuntary petition against the Consultant in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under the United States Bankruptcy Code, as amended, or under any other insolvency act or law, state or federal, now or hereafter existing; the involuntary appointment of a receiver, a trustee or a custodian of the Consultant for all or a substantial part of its property; or the issuance of a warrant of attachment or execution or similar process against any substantial part of the property of the Consultant, and the continuance of any of such events for thirty (30) days undismissed or undischarged;

                        (iii) the adjudication of the Consultant as bankrupt or insolvent; or

                        (iv) the entering of any order in any proceedings against the Consultant decreeing the dissolution, divestiture or split-up of the Consultant.

                (c) If the engagement of the Consultant is terminated pursuant to this Section 7, the Consultant shall be entitled to an equitable portion of the compensation provided under Section 5(a) and reimbursement of previously incurred expenses as provided in Section 5(b); provided, however, nothing contained in this Section 7 shall limit the Corporation's right to sue for, or obtain damages caused by, the Consultant's breach, and the Corporation shall be entitled to set off against any fee and other amounts owed to the Consultant the amount of any such damages (whether or not suit has been brought).

        8. Confidentiality. The Consultant agrees to keep, and to cause its employees and agents to keep, in strict secrecy and confidence any and all information concerning the Corporation the Consultant assimilates or to which it has access during its engagement by the Corporation and that is not a matter of common knowledge in the fields of work of the Corporation. The Consultant agrees that both during and after the Term, it will not, and it will not permit its employees and agents to, without the prior written consent of the Corporation, directly or indirectly use any such confidential information or disclose any such confidential information to any person, except in each case in the direct performance of services under this Agreement or as required by law or order of a court or governmental authority.

        9. Restrictive Covenants. For a period of two (2) years (with respect to the provisions of paragraph (a) below) or one (1) year (with respect to the provisions of paragraph (b) below), in each such case commencing on the Effective Date of this Agreement, the Consultant:

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                (a)     shall not induce or attempt to induce any employee of
the Corporation to leave the employ of the Corporation; and

                (b) within the State of Florida (or from outside of the State of Florida with respect to any project located in the State of Florida) shall not, directly or indirectly, own, operate, manage, have a proprietary interest of any kind in, extend financial assistance to, solicit, encourage or handle patronage for, be employed by or serve as a consultant, or serve in any other capacity, for any person engaged in business the same as, or substantially similar to, the business of the Corporation, except that the Consultant may own stock in such a corporation so long as such stock is publicly traded and the Consultant does not own more than five percent (5%) of the outstanding stock of said corporation.

        10.     ENFORCEMENT

                (a) It is understood by and between the parties hereto that the covenants set forth in Sections 8 and 9 are essential elements of this Agreement, and that, but for the agreement of the Consultant to comply with such covenants, the Corporation would not have agreed to enter into this Agreement. Such covenants by the Consultant shall be construed as agreements independent of any other provision in this Agreement. The existence of any claim or cause of action of the Consultant against the Corporation, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Corporation of such covenants, or any of them.

                (b) The Consultant agrees that damages at law will be an insufficient remedy to the Corporation if the Consultant violates the terms of Sections 8 and 9 and that the Corporation would suffer irreparable damage as a result of any such violation. Accordingly, it is agreed that the Corporation shall be entitled, upon application to a court of competent jurisdiction, to obtain injunctive relief to enforce the provisions of Sections 8 and 9, which injunctive relief shall be in addition to any other rights or remedies available to the Corporation.

                (c) The restrictions of Sections 8 and 9 shall extend to all activities of Consultant, whether as a sole proprietor, an independent contractor, partner or joint venturer, or as an officer, director, stockholder (except as otherwise specified in Section 9(b) above with respect to the provisions thereof), agent, employee or salesman for any individual firm, partnership, corporation or other entity, or otherwise.

                (d) It is agreed by the Corporation and the Consultant that if any portion of the covenants set forth in Section 9 are held to be invalid, unreasonable, arbitrary or against public policy, then such portion of such covenants shall be considered divisible both as to time and geographical area. The Corporation and the Consultant agree that, if any court of competent jurisdiction determines the specified time period or the specified geographical area applicable to this Section 9 to be invalid, unreasonable, arbitrary or against public policy, a lesser time period or geographical area that is determined to be reasonable, non-arbitrary and not against public policy may be enforced against the Consultant. The Corporation and the Consultant agree that the foregoing covenants are appropriate and reasonable when considered in light of the nature and extent of the business conducted by the Corporation.

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        (e) The Consultant agrees that it will cause Doramus to comply with all of the terms of Sections 8 and 9 and this Section 10 to the same extent as if Doramus were a party to this Agreement and made the same agreements as those of the Consultant contained in Sections 8 and 9 and this Section 10.

        11. INSIDER TRADING RESTRICTIONS. The Consultant acknowledges and is aware that applicable state and federal securities laws prohibit any person who has material non-public information about a corporation from purchasing or selling the securities of that corporation. The Consultant further acknowledges that during the course the Consultant's engagement by the Corporation, the Consultant may become privy to material non-public information regarding the Corporation or other related companies. The Consultant agrees and acknowledges that such material non-public information will be the property of the Corporation and such other companies. The Consultant covenants and agrees that it will not, and it will not permit its employees and agents to, disclose to any third person or make use of any material non-public information about the Corporation or any such related companies in connection with the purchase or sale of any securities, including securities of the Corporation or any such related companies. The foregoing covenants regarding material non-public information shall not apply to the extent that such information is publicly disclosed by the Corporation or any such related companies or otherwise publicly disclosed by a person other than the Consultant, its employees and agents, or disclosure is required by law or order of a court or governmental authority. The Consultant agrees that it will cause Doramus to comply with all of the terms of this Section 11 to the same extent as if Doramus were a party to this Agreement and made the same agreements as those of the Consultant contained in this Section 11.

        12. COMPLIANCE WITH OTHER AGREEMENTS. The Consultant represents and warrants that the execution of this Agreement by it and its performance of its obligations hereunder will not conflict with, result in the breach of any provision of or the termination of or constitute a default under any agreement to which the Consultant or Doramus is a party or by which the Consultant or Doramus is or may be bound. The Corporation represents and warrants that the execution of this Agreement by it and its performance of its obligations hereunder will not conflict with, result in the breach of any of the provisions of or the termination of or constitute a default under any agreement to which the Corporation is a party or by which the Corporation is or may be bound. Each party represents and warrants to the other party that this Agreement has been duly authorized, executed and delivered by such party and constitutes a valid, binding and enforceable obligation of such party.

        13. DISPUTES. The prevailing party in any action or arbitration between the parties relating to this Agreement shall be entitled to recover all reasonable costs and expenses (including fees and disbursements of counsel, whether incurred before trial, at trial, in appellate proceedings, or otherwise) incurred with respect to such action.

        14. WAIVER OF BREACH. The waiver of a breach of any of the provisions of this Agreement shall not be construed as a waiver of any subsequent breach by such party.

        15. NOTICE. All notices, requests, demands and other communications that are required or that may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received, if personally delivered; when transmitted, if transmitted by electronic fax, telecopy or similar electronic transmission method (provided customary evidence of receipt is

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obtained); the day after it is sent, if sent by recognized overnight delivery service; and three days after it is sent, if mailed, first class certified mail, return receipt requested, postage prepaid. In each case notice shall be sent to the parties at the following addresses:

        To the Corporation at:  One Progress Plaza, Suite 2400
                                St. Petersburg, Florida 33701

                                Fax: (813) 824-6536


        To the Consultant at:   5950 Berkshire Lane, Suite 800
                                Dallas, Texas 75225

                                Fax: (214) 696-8422

Either party may change its address to which notice is to be sent pursuant hereto by sending a notice of such change in conformity with the foregoing requirements to the other party.

        16. BINDING EFFECT: ASSIGNMENT. The rights and obligations of the Corporation under this agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Corporation. This Agreement is a personal contract and the rights, obligations and interests of the Consultant hereunder may not be sold, assigned, transferred, pledged or hypothecated.

        17. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties relating to its subject matter and supersedes all prior agreements and understandings, oral or written between the parties, with respect to the subject matter hereof. This Agreement may be changed only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge is sought.

        18. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida.

        19. DEFINITION OF "PERSON". For all purposes of this Agreement; the word "person" shall refer not only to a natural person but also to any corporation, partnership, joint venture, trust or other entity or business arrangement.

        20. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the breach hereof, or regarding the failure or refusal to perform the whole or any part of this Agreement, except in each instance the enforcement by the Corporation of any of the provisions contained in Sections 8 through 10, inclusive, shall be settled by arbitration in Pinellas County, Florida, in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered may be entered in any court having jurisdiction hereof. Any decision made by an arbitrator or by arbitrators under this provision shall be enforceable as a final and binding decision as if it were a final decision or decree of a court of competent jurisdiction.


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    21.  HEADINGS.  The headings of the various sections in this Agreement are inserted for the convenience of the parties and shall not affect the meaning, construction or interpretation of this Agreement.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.


                                           TALQUIN DEVELOPMENT COMPANY


                                           By: /s/ Darryl A. LeClair
                                               -------------------------------
                                               "Corporation"



                                           MISSION DEVELOPMENT COMPANY


                                           By: /s/ W. Richard Doramus
                                               -------------------------------
                                               "Consultant"